EXHIBIT 10.1

FIRST AMENDMENT TO TERM LOAN AGREEMENT

THIS FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”), dated effective as of the 1st day of September, 2020 (the “First Amendment Effective Date”), is entered into by and among ELYSIUM ENERGY, LLC, a Nevada limited liability company (“Elysium” or “Guarantor”), ELYSIUM ENERGY LA, LLC, a Louisiana limited liability company (“Elysium LA”), ELYSIUM ENERGY TX, LLC, a Texas limited liability company (“Elysium TX”), POINTE A LA HACHE, L.L.C., a Delaware limited liability company (“Pointe”), TURTLE BAYOU, L.L.C., a Delaware limited liability company (“Turtle”), POTASH, L.L.C., a Delaware limited liability company (“Potash”), RAMOS FIELD, L.L.C., a Delaware limited liability company (“Ramos”), and each direct and indirect Subsidiary of the foregoing from time to time (each a “Borrower” and collectively, the “Borrowers”), ELYSIUM ENERGY HOLDINGS, LLC, a Nevada limited liability company (“Holdings”), the lenders party hereto (collectively, “Lenders” and individually, a “Lender”), 405 WOODBINE LLC, a Delaware limited liability company, as Agent, and solely with respect to its obligations in Section 6 of this Amendment, VIKING ENERGY GROUP, INC., a Nevada corporation (“Viking”).

RECITALS

WHEREAS, the Borrowers, Holdings, the Agent and the Lenders entered into that certain Term Loan Agreement dated as of February 3, 2020 (as amended or restated from time to time, the “Loan Agreement”; capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement), pursuant to which the Lenders agreed to make certain term loans to the Borrowers; and

WHEREAS, Holdings entered into that certain Guarantee and Pledge Agreement dated as of February 3, 2020, pursuant to which the Guarantor guaranteed the obligations of the Borrowers under the Loan Agreement and other Loan Documents; and

WHEREAS, Borrowers desire to (a) file new Mortgages in counties or parishes, as applicable, to include additional Collateral and (b) supplement previously filed Mortgages to reflect additional Collateral; and

WHEREAS, the Borrowers have advised the Agent and the Lenders that the Borrowers have failed to comply with (a) Section 6.22 of the Loan Agreement for the period ended June 30, 2020 and (b) Section 6.23 of the Loan Agreement for the period ended June 30, 2020; and

WHEREAS, the Borrowers, Holdings, Agent and the Lenders entered into that certain Limited Waiver on August 19, 2020 (the “Limited Waiver”) that, among other things waived certain Events of Default and required the execution and delivery of this Amendment as a “Post-Closing Condition”; and

WHEREAS, the Borrower, the Guarantor, the Agent and the Lenders signatory hereto have agreed to amend certain terms of the Loan Agreement to the extent reflected in this Amendment;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower, the Guarantor, the Agent and the undersigned Lenders agree as follows:

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1. Amendment to Section 1.2.(a) Section 1.2 of the Loan Agreement is hereby amended by deleting the definition of “Adjusted Strip Prices”, “Contract Rate” and “Default Rate” and replacing it with the following:

“Adjusted Strip Prices” shall mean the NYMEX average monthly settlement price for crude oil and natural gas future contracts for the remaining calendar year of the year of the report effective date and the subsequent yearly NYMEX average monthly settlement price for each of the succeeding six calendar years. After that time, the price will be held constant for the remaining life of the properties at the last yearly price calculated above. This price will be reduced by averaging over the preceding 12 months the monthly price difference between the NYMEX average monthly price and the actual monthly sales price at the sales delivery point. The price will be further reduced by any marketing expenses and historical basis differentials not already reflected in the sales price.”

“Contract Rate” shall mean a daily interest rate equal to the per annum interest rate equal to the Prime Rate for each relevant day plus (a) seven and three-quarters percent (7.75%) during any period that is not during a Contract Rate Adjustment Period or (b) eight and three-quarters percent (8.75%) during any period that is during a Contract Rate Adjustment Period, in each case, converted to a daily rate on the basis of a year of 360 days and the rate so determined for each relevant day being applied on the basis of actual days elapsed (including the first day, but excluding the last day) during the period for which is payable at such rate, but in no event hall any such rate exceed, as to any Lender, the Highest Lawful Rate.”

“Default Rate” shall mean an interest rate equal to the applicable Contract Rate plus two percent (2%) per annum, but in no event shall such rate exceed the Highest Lawful Rate.”

(b) Section 1.2 of the Loan Agreement is hereby amended by adding the following definition in proper alphabetical order:

“Contract Rate Adjustment Period” means the period commencing on the First Amendment Effective Date through the Maturity Date, unless the Administrative Agent receives evidence satisfactory to it in its sole discretion that the Borrowers are in compliance with Section 6.22 and Section 6.23 as of March 31, 2021.

“First Amendment Effective Date” means September 1, 2020.

2. Amendment to Section 5.4(a) and (b).Clause (a) and (b) contained in Section 5.4 of the Loan Agreement are hereby amended and restated to read in their entirety to read as follows:

“(a) Deliver to the Agent, no later than each May 15th beginning in 2021 during the term of this Agreement, a Reserve Report, in form and substance satisfactory to the Agent, prepared as of the preceding March 31st and certified by the Reserve Engineer preparing the relevant Reserve Report as fairly and accurately setting forth (i) the PDP, PUD, shut-in, behind-pipe and undeveloped Reserves (separately classified as such) attributable to the Mortgaged Properties and other Oil and Gas Properties of the Borrowers, (ii) the aggregate PV-10 value of the future net income with respect to PDP Reserves attributable to the Mortgaged Properties and other Oil and Gas Properties of the Borrowers, (iii) projections of the annual rate of production, gross income and net income with respect to such PDP Reserves, (iv) information with respect to the “take-or-pay,” “prepayment” and gas-balancing liabilities of the Borrowers with respect to such PDP Reserves and (v) general economic assumptions.

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(b) Deliver to the Agent, (i) no later than February 15, 2021, a Reserve Report, in substantially the format and providing the information provided in the Reserve Reports provided pursuant to Section 5.4(a), prepared as of December 31, 2020 and certified by the Reserve Engineer as fairly and accurately setting forth the information provided therein, and (ii) no later than each November 15th after the Reserve Report delivered pursuant to clause (i) above, and during the term of this Agreement, a Reserve Report, in substantially the format of and providing the information provided in the Reserve Reports provided pursuant to Section 5.4(a), prepared as of the preceding September 30th and certified by the Reserve Engineer as fairly and accurately setting forth the information provided therein.

3. Amendment to Section 6.22. Section 6.22 of the Loan Agreement is hereby amended and restated to read in its entirety to read as follows:

“6.22 PDP Collateral Coverage. Allow, as of each of the dates indicated in the table below in this Section 6.22, (a) the positive difference of (i) the Loan Balance as of the relevant date minus (ii) the amount of the Unrestricted Cash as of the relevant date divided by (b) the PV-10 value of the PDP Reserves (using Adjusted Strip Prices on the relevant date applied to the PDP Reserves of the Borrowers, on a consolidated basis, as reflected in the Reserve Report provided to the Agent pursuant to the provisions of Section 5.4), to be more than the percentage indicated in the table below for the relevant date:

Date	Percentage
June 30, 2020	N/A
December 31, 2020 each	80%
March 31 and September 30 thereafter”	65%

4. Amendment to Section 6.23.The following Section 6.23 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“6.23 Maximum Leverage. Allow, as of each of the dates indicated below in this Section 6.23, the ratio of (a) the Total Secured Debt to (b) EBITDA, calculated as set forth below, to exceed the ratios indicated in the table below for the relevant dates:

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Date	Percentage	Calculation Period

June 30, 2020	N/A	N/A
September 30, 2020	5.25 to 1.00	Trailing 8 months, divided by 5 and multiplied by 12
December 31, 2020	5.50 to 1.00	Trailing 11 months, divided by 5 and multiplied by 12
March 31, 2021	4.00 to 1.00	Cumulative YTD annualized
June 30, 2021	3.50 to 1.00	Cumulative YTD annualized
The last day of each fiscal quarter thereafter”	2.75 to 1.00	Cumulative YTD annualized

5. Amendment to Section 6.29. The following Section 6.29 of the Loan Agreement is hereby added to the Loan Agreement immediately following Section 6.28 thereof its entirety to read as follows:

“6.29 Minimum Liquidity. At any time permit the aggregate amount of unencumbered cash held in any Operating Account, to be less than (a) $1,000,000 for the period commencing on December 31, 2020 through and including April 29, 2020, (b) $1,750,000 for the period commencing on April 30, 2021 through and including June 29, 2021, (c) $2,500,000 for the period commencing June 30, 2021 through and including the Maturity Date.”

6. Viking shall issue four million five hundred thousand (4,500,000) shares of common stock (the “Lender Shares”), par value of $0.001 per share, of Viking to the Lenders pursuant to that certain Securities Purchase Agreement dated as of the date hereof, by and among Viking and the Lenders (the “Securities Purchase Agreement”). The failure of Viking to issue the Lender Shares on or before the date specified in the Securities Purchase Agreement shall constitute an immediate Event of Default under the Loan Agreement.

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7. Conveyance of Royalties. (a) In consideration of entering into this Amendment, the Borrowers shall assign to the Lenders the right to receive fifty percent (50%) of proceeds (the “Proceeds”) from or attributable to its royalty interests and/or overriding royalty interests in and to the oil and gas leases described on Exhibit A attached hereto (collectively, the “Specified Royalties”). The Proceeds shall be due and payable monthly, on the first day of each calendar month, commencing with September 1, 2020. On or before May 15, 2021, and so long as the most recently delivered Reserve Report and Compliance Certificate establishes compliance with Section 6.22 and Section 6.23, the Borrowers shall have the right, but not the obligation, to repurchase the Lender’s right to the Proceeds for an amount equal to $350,000 (the “Specified Royalty Repurchase Option”). Notwithstanding the foregoing, the Specified Royalty Repurchase Option shall terminate on May 15, 2021 (the “Specified Royalty Repurchase Option Termination Date”).

(b) From the First Amendment Effective Date until Borrowers exercise the Specified Royalty Repurchase Option or the Specified Royalty Repurchase Option Termination Date, whichever occurs first, the Borrowers shall pay to the Agent the Proceeds together with all supporting documentation as the Agent may request in its sole discretion. The failure of the Borrower to pay the Proceeds in accordance with this Section 7 to the Agent on each date when due shall constitute an immediate Event of Default under the Loan Agreement. If the Borrowers fail to exercise the Specified Royalty Repurchase Option on or before the Specified Royalty Repurchase Option Termination Date, then, as soon as possible, and in any event no later than fifteen (15) days following the Specified Royalty Repurchase Option Termination Date (or such later date as determined by the Agent in its sole discretion), the Borrowers shall deliver to Agent executed, recordable instruments conveying an undivided fifty percent (50%) of the Specified Royalties in form and substance satisfactory to the Agent in its sole discretion.

8. Conditions to Effectiveness. This Amendment shall be effective as of the date first above written upon satisfaction of the following conditions precedent:

(a) no Default or Event of Default shall exist;

(b) the Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Guarantor and the Required Lenders;

(c) the Agent shall have received amendments to the Mortgages (and new mortgages for additional jurisdictions, as deemed necessary by the Agent in its sole discretion) providing that the Oil and Gas Properties (as defined therein) shall expressly include and describe all of Borrower’s right, title and interest in and to all Hydrocarbon Interests, including without limitation the Specified Royalties and other royalty or overriding royalty interests, that were not expressly described in the Mortgages;

(d) the Agent shall have received counterparts of the Securities Purchase Agreement duly executed by Viking and the Lenders;

(e) the Agent shall have received all fees and other amounts due and payable on or prior to the date hereof, including the fees and expenses of Hunton Andrews Kurth LLP due in connection with this Amendment and all other outstanding amounts set forth in invoices of Hunton Andrews Kurth LLP delivered to the Borrowers prior to the date hereof;

(f) the Agent shall have received evidence satisfactory to it in its sole discretion that the “Post-Closing Conditions” set forth in the Limited Waiver have been satisfied; and

(g) the Agent shall have received such documents and certificates as the Agent may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the transactions contemplated hereby and any other legal matters relating to the Borrowers, Holdings, this Amendment or the transaction contemplated hereby, all in form and substance satisfactory to the Agent.

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9. Ratification. The Borrowers and Holdings hereby ratify all of their respective Obligations under the Loan Agreement and each of the Loan Documents to which it is a party, and agree and acknowledge that the Loan Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect as amended and modified by this Amendment, including, without limitation, any increase in the guaranteed obligations resulting from this Amendment. Nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of the Lenders or the Agent created by or contained in any of such documents nor is the Borrower or Guarantor released from any covenant, warranty or obligation created by or contained herein or therein.

10. Representations and Warranties. Each Borrower and Holdings hereby represent and warrant to the Lenders and the Agent that (a) this Amendment has been duly executed and delivered on behalf of such Borrower and Holdings, (b) this Amendment constitutes a valid and legally binding agreement enforceable against such Borrower and Holdings in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) the representations and warranties made by it in the Loan Agreement and the other Loan Documents are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty should be true and correct) on and as of the date hereof as though made as of the date hereof, except for such representations and warranties as are by their express terms limited to a specific date, in which case such representations and warranties were true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty should be true and correct) as of such specific date, (d) no Default or Event of Default exists under the Loan Agreement or under any Loan Document and (e) the execution, delivery and performance of this Amendment has been duly authorized by such Borrower and Holdings.

11. Release and Indemnity.

(a) Each Borrower and Holdings hereby release and forever discharge the Agent, each Lender and each affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, which any of said parties has held or may now own or hold, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Amendment is signed by any of such parties (i) arising directly or indirectly out of the Loan Documents, or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between the Borrowers, Holdings or their representatives and the Agent, each Lender or any of their respective directors, officers, agents, employees, attorneys or other representatives. Such release, waiver, acquittal and discharge shall and does include, without limitation, any claims of usury, fraud, duress, misrepresentation, lender liability, control, exercise of remedies and all similar items and claims, which may, or could be, asserted by the Borrowers or Holdings including any such claims caused by the actions or negligence of the indemnified party (other than its gross negligence or willful misconduct).

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(b) The Borrowers and Holdings hereby ratify the indemnification provisions contained in the Loan Documents, including, without limitation, Section 5.21 of the Loan Agreement, and agree that this Amendment and losses, claims, damages and expenses related thereto shall be covered by such indemnities.

12. Further Assurances. The Borrowers shall take all such further actions, and execute and deliver such additional documents, agreements and instruments, as the Agent may reasonably request in order to consummate the matters set forth herein, in all events at the reasonable cost and expense of the Borrowers.

13. Counterparts. This Amendment may be signed in any number of counterparts, which may be delivered in original, facsimile or other electronic form (i.e., “PDF”) each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

14. Loan Document. This Amendment and each agreement, instrument, certificate or document executed by the Borrowers or any of its officers in connection herewith are “Loan Documents” as defined and described in the Loan Agreement and all of the terms and provisions of the Loan Documents relating to other Loan Documents shall apply hereto and thereto.

15. Integration. Any previous agreement among the parties with respect to the subject matter hereof is superseded by the Loan Agreement, as modified by this Amendment. Nothing in this Amendment, express or implied is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Amendment.

16. Governing Law. This Agreement, the other Loan Documents and all other documents executed in connection herewith shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized effective as of the date first above written.

ELYSIUM ENERGY, LLC, a Nevada limited liability company

By:	/s/ James A. Doris
Name:	James A. Doris
Title:	President

ELYSIUM ENERGY LA, LLC, a Louisiana limited liability company

By:	/s/ James A. Doris
Name:	James A. Doris
Title:	President

ELYSIUM ENERGY TX, LLC, a Texas limited liability company

By:	/s/ James A. Doris
Name:	James A. Doris
Title:	President

POINTE A LA HACHE, L.L.C., a Delaware limited liability company

By:	/s/ James A. Doris
Name:	James A. Doris
Title:	President

Signature Page

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TURTLE BAYOU, L.L.C., a Delaware limited liability company

By:	/s/ James A. Doris
Name:	James A. Doris
Title:	President

POTASH, L.L.C., a Delaware limited liability company

By:	/s/ James A. Doris
Name:	James A. Doris
Title:	President

RAMOS FIELD, L.L.C., a Delaware limited liability company

By:	/s/ James A. Doris
Name:	James A. Doris
Title:	President

HOLDINGS ELYSIUM ENERGY HOLDINGS, LLC, a Nevada limited liability company

By:	/s/ James A. Doris
Name:	James A. Doris
Title:	President

Signature Page

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Solely with respect to its obligations set forth in Section 6 of this Amendment: VIKING ENERGY GROUP, INC., a Nevada corporation

By:	/s/ James A. Doris
Name:	James A. Doris
Title:	President & CEO

Signature Page

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AGENT AND LENDER: 405 WOODBINE LLC, a Delaware limited liability company

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

Signature Page

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LENDER: AFG INVESTMENTS 1A, LLC, a Delaware limited liability company

By:	/s/ Dave Ellingrud
Name:	Dave Ellingrud
Title:	Authorized Signer

Signature Page

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LENDER: CARGILL, INCORPORATED, a Delaware corporation

By:	/s/ Tyler Smith
Tyler Smith, Authorized Signatory

Signature Page

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 EXHIBIT A

SPECIFIED OVER-RIDING ROYALTIES

1. POO Riverside 1

2. SW Riverside UT 1

3. Round Bunch 1

4. Dupont 2

5. Dupont

6. Hoffpauir 1

7. Temple Inland 7

8. SL 13893 1

9. SL 15155 1

10. HYS BRTH D MRGN 1

11. F. THMS W STRH 1

12. Baldwin RG 1

13. MIOGYP GASTAL 1

14. TYLR ISADOR MNS 1

Exhibit A – Specified Royalties

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